STRATEAN INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of June 30, 2016

	Historical			Pro-forma Adjustments	Pro-forma Combined
	June 30, 2016	June 30, 2016
	Stratean Inc.	CleanSpark, LLC
ASSETS
Current assets
Cash	$81,854	$4,421			$86,275
Accounts receivable	—	7,500			7,500
Prepaid expense	11,912	—			11,912
Deposits	589	—			589
Total current assets	94,355	11,921		—	106,276

Commercial microgrid	—	82,973			82,973
Fixed Assets	635,495	190,047			825,542
Cleanspark software	—	—	(a)	35,629,245	35,629,245
Tenant improvements	—	—			—
Intangible assets	51,175	81,557			132,732
					—
Total assets	781,025	366,498		35,629,245	36,776,768

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$60,189	$234,297		$—	$294,486
Accounts payable related parties	1,473	—		—	1,473
Billings in excess of earnings	—	—		—	—
Accrued interest payable	—	216,270		—	216,270
Convertible Notes related party	—	568,200	(b)	(568,200)	—
Convertible Notes	—	777,000	(b)	(777,000)	—
Total current liabilities	61,662	1,795,767		(1,345,200)	512,229

Total liabilities	61,662	1,795,767		(1,345,200)	512,229

Stockholders' equity (deficit)
Common stock; $0.001 par value;	21,086	—		6,000	27,086
Preferred stock; $0.001 par value;	1,000	—		—	1,000
Additional paid-in capital	4,987,424	6,238,006	(a)(b)	36,968,445	48,193,875
Accumulated earnings (deficit)	(4,290,147)	(7,667,275)			(11,957,422)
Total stockholders' equity (deficit)	719,363	(1,429,269)		36,974,445	36,264,539

Total liabilities and stockholders' equity (deficit)	$781,025	$366,498		$35,629,245	$36,776,768

The accompanying notes are an integral part of these financial statements.

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STRATEAN INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Three Months Ended June 30, 2016

	Historical		Pro-forma Adjustments	Pro-forma Combined
	June 30, 2016	June 30, 2016
	Stratean Inc.	CleanSpark, LLC

Revenues	$—	$3,750		$3,750

Cost of revenues	—	—		-

Gross profit	—	3,750		3,750

Operating expenses				-
Payroll expense	—	90,396		90,396
Rent expense	—	9,313		9,313
Professional fees	54,403	128		54,531
Research and development	50,000	8,167		58,167
General and administrative expenses	15,674	85,127		100,801
Depreciation and amortization	13,426	21,396		34,822
Total operating expenses	133,503	214,527		348,030

Loss from operations	(133,503)	(210,777)		(344,280)

Other income (expense)
Interest expense	—	(26,830)		(26,830)
Impairment expense	—	(274,293)		(274,293)
Gain on sale of assets	—	952		952
Total other income (expense)	—	(300,171)		(300,171)

Net income (loss)	$(133,503)	$(510,948)		$(644,451)

The accompanying notes are an integral part of these financial statements.

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STRATEAN INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended June 30, 2016

	Historical		Pro -forma Adjustments	Pro-forma Combined
	June 30, 2016	June 30, 2016
	Stratean Inc.	CleanSpark, LLC

Revenues	$—	$1,892,625		$1,892,625

Cost of revenues	—	1,829,697		1,829,697

Gross profit	—	62,928		62,928

Operating expenses				—
Payroll expense	—	1,608,862		1,608,862
Rent expense	—	86,048		86,048
Professional fees	268,560	446,108		714,668
Research and development	51,826	34,224		86,050
General and administrative expenses	42,293	363,019		405,312
Depreciation and amortization	33,911	70,898		104,809
Total operating expenses	396,590	2,609,159		3,005,749

Loss from operations	(396,590)	(2,546,231)		(2,942,821)

Other income (expense)
Interest expense	—	(81,890)		(81,890)
Impairment expense	—	(274,293)		(274,293)
Gain on sale of assets	721	952		1,673
Interest income		39		39
Total other income (expense)	721	(355,192)	—	(354,471)

Net income (loss)	$(395,869)	$(2,901,423)		$(3,297,292)

The accompanying notes are an integral part of these financial statements.

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STRATEAN INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Year Ended September 30, 2015

	Historical		Pro-forma Adjustments	Pro-Forma Combined
	September 30, 2015
	Stratean Inc.	CleanSpark, LLC

Revenues	$—	$547,211		$547,211

Cost of revenues	—	534,063		534,063

Gross profit	—	13,148		13,148

Operating expenses				-
Payroll expense	—	2,375,182		2,375,182
Rent expense	—	126,687		126,687
Professional fees	3,377,956	343,336		3,721,292
Research and development	52,288	37,632		89,920
General and administrative expenses	46,815	348,326		395,141
Depreciation and amortization	2,800	63,328		66,128
Total operating expenses	3,479,859	3,294,491		6,774,350

Loss from operations	(3,479,859)	(3,281,343)		(6,761,202)

Other income (expense)
Interest expense	(5,144)	(110,400)		(115,544)
Impairment expense	—	75,000		75,000
Interest income	—	154		154
Total other income (expense)	(5,144)	(35,246)		(40,390)

Net income (loss)	$(3,485,003)	$(3,316,589)		$(6,801,592)

The accompanying notes are an integral part of these financial statements.

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STRATEAN INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the asset purchase transaction (the "Transaction"). On July 1, 2016, Stratean, Inc. and Cleanspark II, LLC, a wholly-owned subsidiary of Stratean, Inc. (together, the “Buyer”), entered into an Asset Purchase Agreement, as amended (the “Purchase Agreement”) with CleanSpark Holdings LLC, CleanSpark LLC, CleanSpark Technologies LLC and Specialized Energy Solutions, Inc. (together, the “Seller”). The closing of the transactions contemplated by the Purchase Agreement, as amended, occurred on July 1, 2016 (the “Closing Date”).

 On the Closing Date, pursuant to the Purchase Agreement, the Company acquired all the assets (the “Assets”) and assume certain liabilities (the “Assumed Liabilities”) related to Seller and its line of business. The Assets the Buyer purchased from Seller include:

 Equipment and other tangible assets;

  Domain names, websites and intellectual property;
  All rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by the Seller;
  Contracts to which Seller is bound;
  Current and future customer accounts, including accounts receivable;
  All member units in CleanSpark LLC, and any investments it may have; and
  Any other assets of any nature whatsoever that are related to or used in connection with the business of Seller and its goodwill.

Pursuant to an amendment of the Purchase Agreement, Cleanspark II, LLC was granted a 3-year exclusive option to purchase Specialized Energy Solutions, Inc. for 1,000 shares of Stratean Common Stock; and Cleanspark II, LLC was granted a 3-year exclusive option to purchase Clean Spark Technologies, LLC for 1,000 shares of Stratean Common Stock.

In exchange for the Assets, the Company assumed the Assumed Liabilities, consisting of certain accounts payable amounting to approximately $200,000 arising out of the Assets. The Company also issued to sole member of Cleanspark, LLC six million (6,000,000) shares of common stock and five-year warrants to purchase four million five hundred thousand (4,500,000) shares of common stock at an exercise price of $1.50 per share.

The unaudited pro forma condensed combined balance sheet as of June 30, 2016 is presented as if the acquisition of Cleanspark had occurred on June 30, 2016.

The unaudited pro forma condensed combined statements of operations for the three and nine months ended June 30, 2016 are presented as if the acquisition of Cleanspark had occurred on June 30, 2016 and were carried forward through each of the aforementioned periods presented.

The unaudited pro forma condensed combined statements of operations for the year ended September 30, 2015 are presented as if the acquisition of Cleanspark had occurred on September 30, 2015 and were carried forward through each of the aforementioned periods presented.

The unaudited pro forma financial statements include certain adjustments that are directly attributable to the Transaction, which are expected to have a continuing impact on Stratean, and are factually supportable, as summarized in the accompanying notes.

1.            BASIS OF PRO FORMA PRESENTATION

On July 1, 2016, the Company completed the acquisition of Cleanspark pursuant to the terms of the asset purchase agreement. In connection with the closing, the Company acquired all the assets (the “Assets”) and assume certain liabilities (the “Assumed Liabilities”) related to Seller and its line of business. The Assets the Buyer purchased from Seller include:

  Equipment and other tangible assets;
  Domain names, websites and intellectual property;
  All rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by the Seller;
  Contracts to which Seller is bound;
  Current and future customer accounts, including accounts receivable;
  All member units in CleanSpark LLC, and any investments it may have; and
  Any other assets of any nature whatsoever that are related to or used in connection with the business of Seller and its goodwill.

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STRATEAN INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Pursuant to an amendment of the Purchase Agreement, Cleanspark II, LLC was granted a 3-year exclusive option to purchase Specialized Energy Solutions, Inc. for 1,000 shares of Stratean Common Stock; and Cleanspark II, LLC was granted a 3-year exclusive option to purchase Clean Spark Technologies, LLC for 1,000 shares of Stratean Common Stock.

In exchange for the Assets, the Company assumed the Assumed Liabilities, consisting of certain accounts payable amounting to approximately $200,000 arising out of the Assets. The Company also issued to sole member of Cleanspark, LLC six million (6,000,000) shares of common stock and five-year warrants to purchase four million five hundred thousand (4,500,000) shares of common stock at an exercise price of $1.50 per share.

Following the closing of the Transaction and the completion of the issuance of Stratean common stock, as described above, there were 40,610,669 shares of the Company's common stock outstanding.

These pro forma financial statements are presented as a continuation of Stratean. The equity of Stratean is presented as the equity of the combined company and the capital stock account of Stratean is adjusted to reflect the par value of the issued and outstanding common stock of the Company, after giving effect to the number of shares issued in connection with the Transaction.

The unaudited pro forma condensed combined balance sheet as of June 30, 2016, and the unaudited pro forma condensed combined statements of operations for the three and nine months ended June 30, 2016, and for the year ended September 30, 2015, are based on the historical financial statements of the Company and Cleanspark after giving effect to the closing of the Transaction, and the assumptions, reclassifications and adjustments described herein.

These unaudited pro forma financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP") and are expressed in US dollars.  They have been compiled using the significant accounting policies as set out in the audited financial statements of Stratean Inc. for the year ended September 30, 2015. Based on the review of the accounting policies of Cleanspark and the Company, there are no material accounting differences between the accounting policies of Cleanspark and the Company.

It is management's opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with the Company's accounting policies.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company's consolidated results of operations or financial position that would have been reported had the Cleanspark acquisition been completed as of the dates presented, and should not be taken as a representation of the Company's future consolidated results of operations or financial position. The unaudited pro forma combined financial information does not reflect any operating efficiencies and/or cost savings that the Company may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with: (i) the Company's audited annual financial statements for the years ended September 30, 2015 and 2014, as contained in the Company's annual report on Form 10-K for the fiscal year ended September 30, 2015, and unaudited interim condensed financial statements for the three and nine months ended June 30, 2016 and 2015, as contained in the Company's quarterly report on Form 10-Q for the period ended June 30, 2015, and (ii) Cleanspark’s audited annual financial statements for the years ended September 30, 2015 and 2014, and unaudited interim condensed consolidated financial statements of Cleanspark for the three and nine months ended June 30, 2016 and 2015, as included elsewhere in this Form 8-K.

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STRATEAN INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

2.   PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

The unaudited pro forma condensed consolidated financial statements incorporate the following pro forma assumptions and adjustments:

a)       Upon closing of the Transaction 6,000,000 shares of the Company’s common stock and 4,500,000 warrants were issued to the Cleanspark’s sole member in exchange for all assets of Cleanspark.

b)       Upon closing all convertible notes were converted and the sole member of Cleanspark assumed these liabilities and settled the debts with its ownership interest.

3.            PRO FORMA SHARE CAPITAL

Pro forma shares of the Company's common stock as at June 30, 2016 have been determined as follows:

	Number of Shares	Par Value

Issued and outstanding shares of common stock of the Company	21,056,415	21,086
Issuance of shares and to purchase common shares for acquisition	6,000,000	6,000

Pro-forma balance, June 30, 2016	27,056,415	27,086

4.    PRO FORMA LOSS PER SHARE

Pro-forma basic and diluted loss per share for the year ended September 30, 2015 and the three and nine months ended June 30, 2016 have been calculated based on the weighted average number of shares of the Company's common stock outstanding plus the shares of the Company's common stock to be issued and cancelled in connection with the Transaction.

Year Ended September 30, 2015
Basic pro forma loss per share computation

Numerator:
Pro forma net loss available to stockholders	(6,801,592)

Denominator:
Weighted average issued and outstanding shares of common stock	19,229,062
Shares of common stock issued to Epic stockholders per share exchange agreement	6,000,000
Pro forma weighted average shares outstanding	25,229,062

Basic pro forma loss per share	(0.27)

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Three Months Ended June 30, 2016
Basic pro forma loss per share computation

Numerator:
Pro forma net loss available to stockholders	(644,451)

Denominator:
Weighted average issued and outstanding shares of common stock	21,058,415
Shares of common stock issued to Epic stockholders per share exchange agreement	6,000,000
Pro forma weighted average shares outstanding	27,058,415

Basic pro forma loss per share	(0.02)

Nine Months Ended June 30, 2016
Basic pro forma loss per share computation

Numerator:
Pro forma net loss available to stockholders	(3,297,292)

Denominator:
Weighted average issued and outstanding shares of common stock	20,842,065
Shares of common stock issued to Epic stockholders per share exchange agreement	6,000,000
Pro forma weighted average shares outstanding	26,842,065

Basic pro forma loss per share	(0.12)

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